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                                                                      Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 25 to Registration Statement No. 033-52050 on Form S-6 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of New England Variable Life Separate Account and our report dated April 19, 2013, relating to the consolidated financial statements of New England Life Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in the Company's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 033-52050 on Form S-6, appearing in the Prospectus Supplement, which is part of such Registration Statement, of our report dated April 2, 2013, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries ("MetLife")(which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in MetLife's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012 and MetLife's reorganization of its segments in 2012), appearing in the Statement of Additional Information in Post-Effective Amendment No. 26/Amendment 62 to Registration Statement Nos. 033-57320/811-06025 of Metropolitan Life Separate Account UL, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 23, 2013